AGREEMENT NUMBER: HTSBLC624/70/070

Appendix A

Approved Standby Letter of Credit

27: SEQUENCE OF TOTAL
1/1

20: TRANSACTION REFERENCE NUMBER
GEBS (INSERTED AT TIME OF TRANSMISSION)

23: FURTHER IDENTIFICATION
(INSERTED AT TIME OF TRANSMISSION)

30: DATE
(INSERTED AT TIME OF TRANSMISSION)

40: APPLICABLE RULES
OTHR

77: DETAILS OF GUARANTEE
TYPE OF SLC- IRREVOCABLE STANBY LC

ISSUING BANK: GENERAL EQUITY BUILDING SOCIETY (PRIVATE BANKING), AUCKLAND, NEW ZEALAND

ADVISING BANK: WACHOVIA BANK NA. STANDBY LETTER OF CREDIT DEPARTMENT, 401 LINDEN STREET, 3RD FLOOR, WINSTON-SALEM, NC 27101
SWIFT: PNBPUS33SLC

SLC NO. (INSERTED AT TIME OF TRANSMISSION)
EXPIRY DATE AND PLACE: 90 DAYS FROM ISSUE DATE AT BENEFICIARY'S PLACE

APPLICANT:
LC.COM, LTD
201 W 72 ND STREET, SUITE 6M
NEW YORK, NY 10023

AMOUNT: USD 10,000,000.00
(USD TEN MILLION ONLY)

BENEFICIARY:
HORNBECK LAW
11 VAUGHNS GAP ROAD
NASHVILLE, TN 37205

13 DRAFT – DRAWN AT SIGHT ON GENERAL EQUITY (PRIVATE BANKING) BUILDING SOCIETY AUCKLAND, NEW ZEALAND FOR 100 PERCENT OF INVOICE VALUE.

AGREEMENT NUMBER: HTSBLC624/70/070

Appendix A

Approved Standby Letter of Credit

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT INDIGO-ENERGY, INC., 701 NORTH GREEN VALLEY PARKWAY, SUITE 200, HENDERSON, NV 89074, THE BENEFICIARY AS PER CONTACT REF. NO. HTSBLC624/70/070 DATED JULY 17, 2008 FOR PROFESSIONAL SERVICES. IN THE AGGREGATE AMOUNT OF USD TEN MILLION (USD$10,000,000.00) WHICH IS AVAILABLE BY PAYMENT WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENTS.

1. A DRAFT AT SIGHT DRAWN ON GENERAL EQUITY BUILDING SOCIETY (PRIVATE BANKING), AUCKLAND, NEW ZEALAND, DULY ENDORSED ON ITS REVERSE SIDE THEREOF BY THE BENEFICIARY, SPECIFICALLY REFERENCING THIS LETTER OF CREDIT NUMBER IN ONE ORIGINAL AND 3 COPIES.

2. THE ORIGINAL LETTER OF CREDIT AND ANY AMENDMENTS ATTACHED TO THERETO.

3. A DATED STATEMENT ISSUED ON THE LETTERHEAD OF THE BENEFICIARY AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE STATING THAT ALL OBLIGATIONS HAVE BEEN DISCHARGED TOWARDS THE APPLICANT. WE THEREFORE DEMAND PAYMENT IN THE AMOUNT OF USD 7,500,000.00 AS SAME IS DUE AND OWING IN ONE ORIGINAL AND 3 COPIES.

4. AN AUTHENTICATED SWIFT MSG ADDRESSED TO BEBEFICIARY'S BANK THROUGH ADVISING BANK ISSUED BY GENERAL EQUITY BUILDING SOCIETY (PRIVATE BANKING), AUCKLAND, NEW ZEALAND CONFIRMING THE BENEFICIARY'S FULLFILMENT OF THEIR COMMITMENT TOWARDS THE APPLICANT.

WE HEREBY AGREE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS CREDIT SHALL BE DULY HONORED IF PRESENTED TOGETHER WITH THE DOCUMENT(S) AS SPECIFIED AT OUR OFFICES LOCATED AT GENERAL EQUITY BUILDING SOCITEY (PRIVATE BANKING), LEVEL 27, PWC TOWER 188 QUAY STREET, AUCKLAND 1010, NEW ZEALAD. ATTENTION: STANBY LETTERS OF CREDIT ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE. DRAFT(S) DRAWN UNDER THIS CREDIT MUST SPECIFICALLY RFERENCE OUR CREDIT NUMBER.

ALL CHARGES OUTSIDE OF NEW ZEALAND ARE ON THE BENEFICIARY'S ACCOUNT.

PARTIAL DRAWINGS NOT PERMITTED.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 ("ISP98").

72: WE ARE RELAYING THIS MSG FOR THE ISSUER, GEBS, WITHOUT OUR ENGAGEMENT OR RESPONSIBILITY.